EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-29658, 33-36430, 33-59733, 333-95827 and 333-97273) of Cash America International, Inc. of our reports dated February 23, 2004, except for the second paragraph of Note 2, as to which the date is September 20, 2004, relating to the financial statements and financial statement schedule of Cash America International, Inc., which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

Fort Worth, Texas
November 5, 2004